SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

[   ] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

REGAL ONE CORPORATION

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14c-5(g).

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)

and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1) Amount Previously Paid:

           (2) Form, Schedule or Registration Statement No.:

           (3) Filing Party:

           (4) Date Filed:

Matters Voted Upon

The consenting shareholders voted on the following three (3) proposals:

(1) to approve the elections of Malcolm Currie, Charles Newman, Bernie Brodkorb and Christopher Dieterich to the Company’s Board of Directors and;

(2) to approve, in an advisory (non-binding) vote, the compensation of executives disclosed in the current public filings; and

(3) to approve, in an advisory (non-binding) vote, the frequency of the “say on pay” vote identified in Matter 2 above.

Item 1. Information Required by Items of Schedule 14A.

     Date, time and place information.

     (a) The date of the consent to action reported in this Information Statement was November 19, 2013. The mailing address for purposes of communicating with the Company is 11835 West Olympic Blvd., Suite 1235, Los Angeles, California 90064.

     (b) This Information Statement will be mailed to security holders on or after February 24, 2014.

     (c) Inapplicable to Information Statement.

    Revocability of Proxy

            Inapplicable to Information Statement.

     Dissenters' Right of Appraisal

            None.

     Persons Making the Solicitation

            Inapplicable to Information Statement.

     Interest of Certain Persons in Matters to Be Acted Upon

            Inapplicable to Information Statement .

     Voting Securities and Principal Holders Thereof

     (i) The number of shares outstanding and eligible to vote or have voted in this matter are: 13,633,067 as of November 20, 2013, of which 60.88% voted in favor of the proposals.  These shares were voted to:

(a) approve the elections of Malcolm Currie, Charles Newman, Bernie Brodkorb and Christopher Dieterich to the Company's Board of Directors and

(b) approve the Company's current salary structure for executive (in a non-binding manner), and

(c) approve the frequency, of once every three (3) years, of the ‘Say on Pay’ vote by the shareholders.

      (ii) The record date for security holders voting on this proposal was November 1, 2013.

      (iii)-(v) Inapplicable

VOTE NUMBER 1:

DIRECTORS AND NOMINEES FOR DIRECTOR

The Company's Bylaws currently provide for a Board of Directors of not less than three (3) nor more than nine (9) members. The Company's Board currently has three (3) members.

The term of office of each person elected as a Director will be one year, and continue for the applicable term, or until his successor has been duly elected and qualified.

The following table indicates the name of each nominee/director, the Director's class, and certain information regarding each nominee, including their age, principal occupation or employment, and the year in which each nominee first became a Director of the Company, if such person has previously served on the Company's Board of Directors.

Name of Nominee	Age	Current Position/office	Position Held Since
Malcolm Currie	86	Director	1995
Charles Newman	68	President/CFO/Secretary Director	2008
Bernard Brodkorb	72	Director	2009
Christopher Dieterich	66	None	N/A

CHARLES J. NEWMAN is the present Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer appointed on June 16, 2008. Mr. Newman is a private investor with corporate management experience. From 1982 to the present, Mr. Newman has been serving as Chief Executive Officer of NCJ Corporation from 1985 to the present. Mr. Newman has been serving as the Chief Executive Officer of Mid America Venture Capital Fund, Inc. Mr. Newman has been serving since 1988 as the Chief Financial Officer of Lincoln Loan and Finance Corporation, National Acceptance Corporation and Ambassador Finance Co., Inc. and Director of Mid America Capital Corp. Since 1992 Mr. Newman has served as the President and Director of the Max and Gertrude Newman - Charles and Phyllis Newman Foundation, a 501(c)(3) charitable foundation as defined by the US Internal Revenue Service Code. From 2000 to the present, Mr. Newman has served as Vice-President and Director of Doubletree Capital Partners, LLC. He is also a Director of North Central Capital Corporation.

DR. MALCOLM CURRIE was appointed as Chairman of the Board of Directors in 1995 and CEO, CFO of the Company in August 2001 and served in those capacities until June 16, 2008. He remains in his position as Director. From 1969 to 1973, Dr. Currie was the Undersecretary of Research and Engineering for the Office of Defense. From 1973 to 1977, Dr. Currie was President of the Missile Systems Group for Hughes Aircraft Corporation. From 1977 to 1988, Dr. Currie started as Executive Vice President and eventually became Chief Executive Officer and Chairman of the Board of Hughes Aircraft Corporation. From 1992 to present, Dr. Currie has been Chairman Emeritus of Hughes Aircraft Corporation. Dr. Currie is also on the Board of Directors of LSI Logic, Enova Systems, and Innovative Micro Technologies. Dr. Currie obtained a graduate MBA from the University of California, Berkeley, and a PhD in Engineering and Physics at the University of California, Berkeley.

BERNARD L. BRODKORB was appointed to the Board of Directors on February 1, 2009. Mr. Brodkorb has served on the Board of Directors of ISA Internationale Inc., a public company, for over eleven years, serving as its Chairman of the Board of Directors, President, Chief Executive Officer, and Chief Financial Officer from February 2001 to present. Mr. Brodkorb has been an independent practicing licensed Certified Public Accountant (CPA) within the State of Minnesota for many years, and has extensive experience in financial and accounting matters relating to both private and public companies, including auditing, financial consulting, and advising on corporate taxation. He is a member of the Minnesota Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

CHRISTOPHER DIETERICH, 66, is the founder and managing partner of Dieterich & Associates, a litigation and commercial law firm based in Los Angeles, California, providing legal services to entrepreneurial and emerging technology companies during the past 33 years. His firm specializes in venture capital and private equity financings, as well as in SEC compliance issues for public companies. He obtained his undergraduate engineering degree from Virginia Tech, graduate engineering degree from UC Berkeley (1970) and graduated from the joint Law and Economics program at UCLA in 1979, after serving six years in the US Air Force as a flight instructor in advanced jets. He has been an officer and director of Strategic Environmental, a reporting company, since 2008, working on expanding the reach of the Paragon CoronaLux systems. Mr. Dieterich was chosen as a Director because of his experience in a broad range of businesses as well experience serving on the boards of directors and committees of private entities. He receives no salary from the Company.

BOARD AND COMMITTEE MEETINGS

During the Company's fiscal year ending December 31, 2013, the Board of Directors held a total of two meetings and approved no Actions by Written Consent. During that time, no incumbent Director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he has been a Director).

There are currently no committees of the Board of Directors as the Company does not have sufficient members on the Board that would be classified as independent members. Management is committed to finding additional appropriate knowledgeable independent Board members to assist in the growth of the Company and sit on various board committees. Prior to the establishment of an Audit and Compensation Committee, the entire Board of Directors will perform the functions to be assigned to this committee.

VOTE NUMBER 2:

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

On February 17, 2009, Congress enacted the Emergency Economic Stabilization Act of 2008 (the “EESA”) and the American Recovery and Reinvestment Act of 2009 (the “ARRA”). The EESA and ARRA, as implemented by various regulations, impose a number of requirements on financial institutions, such as the Company, that received an investment under the Capital Purchase Program of the United States Treasury’s Troubled Asset Relief Program (“TARP”). One of the requirements set forth under EESA is that at each annual meeting of shareholders during the period in which any obligation arising from TARP financial assistance remains outstanding TARP recipients shall permit a separate nonbinding “say on pay” stockholder vote to approve the compensation of executives.

This proposal gave the stockholders the opportunity to vote for or against the following resolution:  “RESOLVED, that the shareholders of Regal One (the “Company”) approve the compensation of the Company’s executives as described in the Summary Compensation Table of the Company’s Annual Report filed on April 11, 2013 for the fiscal year ended December 31, 2012.

As provided in the Act, this vote is not binding on the board of directors and may not be construed as overruling a decision by the board of directors, nor creating or implying any additional fiduciary duty by the Board of Directors, nor be construed to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

Because the vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee, if created, will take into account the outcome of the vote when considering future executive compensation arrangements.

VOTE NUMBER 3:

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities and Exchange Act on 1934, the company has sought an advisory vote on how often the Company should hold a “say-on-pay” vote. The available choices were: every year, every two years, every three years, or an abstention from voting on this proposal.

Although the vote is non-binding, the Board and the Compensation Committee (if created) will consider the vote results in determining the frequency of future say-on-pay votes. The Company will announce its decision on the frequency of say-on-pay votes in a Form 8-K filed with the SEC no later than 150 days after the next Annual Meeting. In the future, the Board may change the vote frequency based on the nature of the Company’s compensation programs, input from our shareholders, and the Board’s views on the best way to obtain meaningful shareholder input.

The shareholders voted on a non-binding, advisory vote on the compensation paid to the Named Executive Officer every three years.

COMPENSATION OF DIRECTORS

See attached table below.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such Officers, Directors and ten percent shareholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.  To the Company's knowledge, no person, who at any time was a director, officer or beneficial owner of more than ten percent of any class of equity securities of the Company registered pursuant to Section 12 ("reporting person") failed to file on a timely basis any Form 3, 4, 5 or amendment thereof.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth the aggregate annual remuneration of Regal’s executive officers whose annual salary and bonus exceeded $100,000 in the fiscal year ended December 31, 2011 (collectively, the “named executive officers”), and for the fiscal year ended December 31, 2012, the

Company's most recent fiscal years. All amounts are in U.S. dollars unless otherwise noted.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other	Restricted Stock	Options	All Other Compensation
Malcolm Currie Director	2012 2011 2010	$0.00 $0.00 $0.00	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Charles Newman President/CFO/Sec.	2012 2011 2010	$0.00 $0.00 $0.00	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Bernard Brodkorb Director	2012 2011 2010	$0.00 $0.00 $0.00	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Christopher Dieterich Director	N/A

The Company has no retirement plans and no officer or director is entitled to any retirement compensation of any amount.  During the Company’s recently completed fiscal year ending December 31, 2013, Charles Newman acquired 90,000 shares of the Company’s common stock, on 4 separate occasions, all reported timely on Form 4, such that he has 2,314,587 shares at the present time.  These transactions were all open-market purchases at approximately $0.04 per share.

Corporate Service Records:

Name, Address and age	Postions held with Company	Term of Office/ Time Served	Principal Occupation during preceding 5-year period	Number of Portfolios in Fund Overseen	Other Directorships Held
Malcolm Currie (86) 20600 Nordoff Street Chatsworth, CA 91311	Chairman, Former CEO	1 year as Director, 18 years total	Retired	1	LSI Logic, Enova Systems, and Innovative Micro Technologies
Charles Newman (68) Box 25610 Scottsdale, AZ 85255	President, CFO/Secretary Director	2 years as President, 5 years as director	VP of Doubletree Capital, CEO of Mid-America Venture Capital CEO of NCJ Corp.	1	None
Bernard Brodkorb (72) 250 Rice Street St. Paul, MN 55113	Director	1 year/4 years served	President/CFO of ISA Internationale	1	ISA Internationale
Christopher Dieterich (66) 11835 W. Olympic #1235 Los Angeles, CA 90064	Director	1 year/0 served	Attorney	1	Strategic Environmental

Equities owned in Investment Companies:

Name	Dollar Range of Securities of Company	Dollar Range in all Funds overseen	Interested/Non-interested Director
Malcolm Currie	Over $100,000	Over $100,000	Interested
Charles Newman	Over $100,000	Over $100,000	Interested
Bernard Brodkorb(1)	$1 to $10,000	Over $100,000	Non-interested
Christopher Dieterich	$10,000 to $50,000	$10,000 to $50,000	Interested

(1) Bernard Brodkorb owns 47,000 shares of Company stock, valued at $2,350.

SB Item 201(d), Release 33-8048 Information

Because the Company is a Business Development Company, it is not allowed to issue equity as compensation, nor to issue options which could be exercised to obtain equity for compensation.  Therefore, no tables describing these events are provided.

EMPLOYMENT AGREEMENTS

No new employment agreements were entered into in Fiscal 2013

CERTAIN TRANSACTIONS

None.

Authorization or Issuance of Securities Otherwise Than For Exchange.

None.

Other Proposed Action.

None.

Voting Procedures.

            Inapplicable to this information statement.

Information Required in Investment Company Proxy Statement.

          See tables and descriptions of the directors included above for individual qualifications, compensation and equity involvement with the Company.

Each of the three directors of the Company, constituting the entire board, served on the Audit Committee, the Nominating Committee and the Compensation Committee.  One of the directors, Bernard Brodkorb, is non-interested, while the other two board members are interested directors as defined in section 2(a)(19) of the Investment Company Act.  The Audit Committee oversees the financial reporting of the Company, its internal controls and its relationship with the outside auditors.  The Nominating Committee identifies and selects candidates for election to the board of directors, and the Compensation Committee determines the level of compensation paid to the Company’s upper level officers.  With the election of Dieterich to the board, Newman, as CEO and CFO, will no longer be on the Committees, to improve the independence of these committees.

FURTHER INFORMATION REQUIRED IN 14C INFORMATION STATEMENT

ITEM 2. Statement That Proxies Are Not Solicited

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM 3. Interest of Certain Persons in or Opposition to Matters to be Acted Upon.

        Not Applicable.

ITEM 4. Proposals by Security Holders

         No proposals in opposition to this proposal have been received by the Company.  A shareholder who wishes to submit a proposal to the Company for consideration at the next annual meeting and wishes that the proposal be included in any proxy materials to be issued by the Company must submit the proposal to the Company's Board of Directors on or before June 1, 2014.  If the proposal is not received by June 1, 2014, such proposal shall be considered untimely and will not be accepted by the Board of Directors for presentation to the Shareholders.

ITEM 5. Delivery of Documents to Security Holders Sharing an Address.

        Each security holder will be sent a copy of this information statement, even if sharing an address with another security holder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

REGAL ONE CORPORATION

(Registrant)

By: /s/ Charles Newman

Charles Newman, President

Dated: February 14, 2014

Contact person on filing: Christopher Dieterich at Dieterich & Associates: 310.312.6888.

MATERIAL INCORPORATED BY REFERENCE:

Annual Report on Form 10K, filed April 11, 2013, for the period ending December 31, 2013.

The Company will furnish, upon request and without charge, a copy of the annual report and the most recent semi-annual report (for the period ended June 30, 2013), to a shareholder upon request, providing the name, address, and toll-free telephone number of the person to whom such request shall be directed, is provided.  If no toll-free telephone number is available, a self-addressed postage paid card requesting the report(s) is acceptable.